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                      [Letterhead of Arthur Andersen]



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                                                     Arthur Andersen LLP

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                                                     1345 Avenue of the Americas
                                                     New York NY 10105-0032


November 24, 1998


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549




Dear Sir/Madam:

We have read Item 4 included in Form 8-K dated November 18, 1998 of Metallurg Holdings, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,


/s/ Arthur Andersen, LLP
Arthur Andersen LLP



Copy to:
Mr. Arthur R. Spector, Metallurg Holdings, Inc.